VENTUREHIGHWAY.COM INC.
                              6901 Jericho Turnpike
                             Syosset, New York 11791


                                                   March 17, 2000

Mr. Jonathan Steinberg
Chief Executive Officer

Individual Investor Group, Inc.
125 Broad Street, 14th Floor
New York, NY 10004


     Re: Agreement, Dated as of June 2, 1999 by and among Kirlin Holding Corp. ("Kirlin"), Individual Investor Group, Inc. ("Indi") and Venturehighway.com Inc. ("Venturehighway") the "Agreement")
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Dear Jonathan:

     As you are aware, if Venturehighway, either directly or through a subsidiary, did not become registered with the Securities and Exchange Commission ("SEC") as a broker-dealer and become a member of the National Association of Securities Dealers, Inc.("NASD") by December 31, 1999, Indi had the right, exercisable by written notice to Venturehighway on or prior to January 31, 2000, to terminate the Agreement. Based upon the fact that Kirlin entered into a contract to acquire Princeton Securities Corporation ("Princeton") in October 1999 (which contract is being assigned to Venturehighway at cost immediately prior to the closing), and as a result of our communications to you that regulatory approval of the NASD has been pending, Indi did not exercise its rights to terminate the contract. A closing of the Princeton acquisition by Venturehighway is presently scheduled for Monday, April 3, 2000. This letter is intended to memorialize our agreement that Venturehighway has until May 1, 2000 to acquire Princeton with Indi waiving its right to terminate the Agreement pending such acquisition, provided that, if Venturehighway does not acquire Princeton by May 1, 2000, Indi shall have the right to terminate the Agreement thereafter at any time up through and including May 31, 2000.

Mr. Jonathan Steinberg
March 17, 2000
Page 2


     Kindly confirm your agreement to the foregoing by countersigning this letter and returning it to me.

                                      Venturehighway.com Inc.


                                        /s/ David O. Lindner
                                      By:________________________
                                        David O. Lindner, Chairman
                                        and Chief Executive Officer

Agreed to and Accepted:
Kirlin Holding Corp.


    /s/ Anthony J. Kirincic
By:__________________________
       Anthony J. Kirincic,
       President

Individual Investor Group, Inc.


    /s/ Jonathan Steinberg
By:___________________________